Exhibit 4.3

                          SMITH RIVER BANKSHARES, INC.
                          SHARES SUBSCRIPTION AGREEMENT


To:      Smith River Bankshares, Inc.
         Suite 12
         730 East Church Street
         Martinsville, Virginia 24114
         Attn:  Andy McCullar, President


Gentlemen:

         You have informed me that Smith River Bankshares, Inc., a Virginia corporation (the "Company"), is offering 912,500 shares of the Company's Common Stock ("Shares") to the public at a price of $10.00 per Share payable as provided herein and as described in and offered pursuant to the Prospectus furnished to the undersigned herewith (the "Prospectus").

         1. Subscription. Subject to the terms and conditions hereof, the undersigned hereby tenders this subscription, together with payment indicated below in United States currency by check, bank draft or money order payable to "Smith River Bankshares, Inc. - Escrow Account", representing the payment of $10.00 per Share for the number of Shares indicated below. The total subscription price must be paid at the time the Subscription Agreement is executed.

         2. Acceptance of Subscription. It is understood and agreed that the Company shall have the right to accept or reject this subscription in whole or in part, for any reason whatsoever. The Company may reduce the number of Shares for which the undersigned has subscribed, indicating acceptance of less than all of the Shares subscribed on its written form of acceptance.

         3. Acknowledgments. The undersigned hereby acknowledges receipt of a copy of the Prospectus, and represents that this subscription is made solely on the basis of the information contained in the Prospectus and is not made in reliance on any inducement, representation or statement not contained in the Prospectus. The undersigned understands that no person (including any officer or director) has authority to give any information or make any representation not contained in the Prospectus, and if given or made, such information and representations should not be relied upon as having been made by the Company or its officers or directors. This Subscription Agreement and the Prospectus contain the entire agreement and understanding among the undersigned, the officers and directors and the Company with respect to the offering and sale of Shares to the undersigned. This Subscription Agreement creates a legally binding obligation, and the undersigned agrees to be bound by the terms of this Agreement.

         4. Revocation. The undersigned agrees that once this Subscription Agreement is tendered to the Company it may not be withdrawn by the undersigned and that this Agreement shall survive the death or disability of the undersigned.

         5. Governing Law. This Agreement is governed by Virginia law (other than its principles of conflict of laws).

         By executing this Agreement, the subscriber is not waiving any rights he or she may have under federal securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

         Please indicate in the space provided below ("Registration Instructions") the exact name or names and address in which the stock certificate representing Shares subscribed for hereunder should be registered.


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No. of Shares Subscribed at $10.00 per Share

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Total (Funds Tendered)

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(Signature of Subscriber)

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Name (Please Print)

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(Signature of Subscriber)

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Name (Please Print)

Date:

Residence Address:

--------------------------------------------

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City, State and Zip Code

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Social Security Number or other
Taxpayer Identification Number

                            REGISTRATION INSTRUCTIONS

Name:___________________________________

Mailing Address:___________________________________________________

                ___________________________________________________

Social Security Number of Taxpayer Identification Number:__________________

If certificates will be registered in more than one name, please print the full name of each person or entity and indicate the type of legal ownership by using the following abbreviations. If you fail to identify the type of legal ownership, certificates for subscriptions made in the name of two or more persons will be issued in the names of such persons as joint tenants with right of survivorship, and not as tenants in common.

TEN COM - As Tenants in Common TEN ENT - As Tenants by the Entireties
JT TEN - As Joint Tenants with Right of Survivorship and not as Tenants in Common UNIF GIFT MIN ACT - Under Uniform Gifts to Minor Act,

         Custodian: __________________________________

         Minor:______________________________________


INFORMATION: BANKING INTERESTS FOR SMITH RIVER BANK, N.A.
(IN ORGANIZATION)

(Note: The following information would be helpful in our organizational efforts, and, if submitted, will be treated confidentially.)

Would you and/or your business be interested in becoming a depositor in Smith River Bank?

Personal Account  Yes [ ]           No [ ]
Business Account  Yes [ ]           No [ ]

I will be interested in the following service(s) to be offered by the Bank:

            [ ]   Checking Account             [ ]   Certificate of Deposit
            [ ]   Business                     [ ]   Commercial Loan
            [ ]   Personal                     [ ]   Personal Loan
            [ ]   Savings Account              [ ]   Safe Deposit Box
            [ ]   Money Market Accounts        [ ]   Other: